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                                                                    EXHIBIT 22
                          SUBSIDIARIES OF THE REGISTRANT

         Subsidiary             Where Organized          Percentage Owned
         -----------            ---------------          ----------------

   Amana Refrigeration, Inc.     Delaware               100%

   Beech Aircraft Corporation    Kansas                 100%

   Cedarapids, Inc.              Iowa                   100%

   Raytheon Engineers &
      Constructors, Inc.         Delaware               100%

   Raytheon Service Company      Delaware               100%